VARI-L COMPANY, INC.
                           EMPLOYMENT AGREEMENT


     THIS AGREEMENT, effective January 1, 1997, is made and entered into by and between VARI-L COMPANY, INC. (the "Company") and Jon L. Clark ("Employee").

     WHEREAS, Employee is currently an employee of the Company and the Company and Employee wish to enter into this Agreement to set forth the terms and conditions of employment.

     NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, and for other good and valuable consideration, the parties hereto agree as follows:

     I. EMPLOYMENT. The Company hereby employs Employee, and Employee hereby accepts employment, upon the terms and conditions hereinafter set forth.

     II. TERM. Subject to the provisions for termination as hereinafter provided, the term of this Agreement is for a period commencing January 1, 1997, and expiring December 31, 1999.

     III. DUTIES. Employee is engaged as Vice President of Finance and Chief Accounting Officer with responsibility for management of all financial, accounting and cash management activities of the Company, subject only to the direction of the President and the Board of Directors. If Employee is elected or appointed a director of the Company during the term of this Agreement, Employee shall serve in such capacity or capacities without further compensation; but nothing herein shall be construed as requiring the Company, or anybody else, to cause the election or appointment of Employee as a director.

     IV. EXTENT OF SERVICES. Employee shall faithfully, industriously, and to the best of his ability, experience, and talents, perform all of the duties that may be required of and from him pursuant to this Agreement for a minimum of forty (40) hours per week. Employee shall not engage in any other employment during the term of this Agreement. Nothing herein shall be construed as preventing Employee from (a) investing his assets in such form or manner as will not require any services on the part of Employee in the operation of the affairs of the companies in which such investments are made or (b) serving as a director, advisor, or consultant; provided, however, that such investments or services may not be in connection with a business which is in competition with the Company.

     V.    COMPENSATION AND EMPLOYEE BENEFITS.

           A. ANNUAL BASE SALARY. For all services rendered by Employee under this Agreement, the Company shall pay Employee an initial annual base salary of at least $75,000, payable in equal biweekly installments. The amount of such base salary shall be determined at the beginning of each fiscal year by the Executive Committee of the Board of Directors in its sole discretion on the basis of merit and the Company's financial success and progress but in no event shall such base salary be less than the initial annual base salary indicated above, unless there is an extraordinary, across-the-board reduction in the Company's officers' salaries, in which case Employee's salary shall be reduced by a percentage equal to the lowest percentage reduction taken by any other officer.

           B. BONUS COMPENSATION. Employee may receive year-end bonuses as determined at the beginning of each fiscal year of the Company by the Board of Directors in its sole discretion on the basis of merit and the Company's financial success and progress.

           C. VACATION. Employee shall be entitled to four weeks of paid vacation each year, but may, upon request, obtain payment in lieu of accrued but unused vacation.

           D. EMPLOYEE BENEFITS. Employee shall be entitled to receive all of the rights, benefits, and privileges of the Company's employees under any retirement, pension, profit-sharing, insurance, health and hospital, and other employee benefit plans which may be now in effect or hereafter adopted by the Company.

           E. WORKING FACILITIES. Employee shall be furnished with a private office and such other facilities and services suitable to Employee's position and adequate for the performance of the duties required by this Agreement.

           F. EXPENSES. Subject to limits which may be imposed by the President or the Executive Committee of the board of directors, Employee is authorized to incur reasonable expenses in connection with his responsibilities in conducting the business of the Company, including expenses for entertainment, travel, and similar items. The Company will reimburse Employee for all such expenses upon the presentation by Employee, from time to time, of an itemized account of such expenditures.

     VI.   PROPRIETARY INTERESTS OF COMPANY

           Employee and the Company recognize that the Company is in a highly competitive business in a highly technical industry. The parties acknowledge that the success or failure of the Company depends largely on the development and use of certain proprietary and confidential information and trade secrets, including without limitation, information concerning any of the Company's patented components, research and development projects and in patent process components, and personal relationships with present and potential customers, suppliers, contractors, and governmental agencies; as well as technology, procedures, systems, and techniques relating to the products developed or distributed by the Company (hereinafter collectively referred to as "Confidential Information"). Confidential Information is a substantial asset of the Company. Confidential Information will be disclosed to Employee in the normal course of the Company's operations. Employee acknowledges that Confidential Information is extremely valuable to the Company and must be protected from unauthorized use by the Company's competitors or other persons. Therefore, Employee agrees not to disclose or use, whether for the benefit of Employee or any other person, at any time during or after his employment, any Confidential Information.

           Employee recognizes that, during the term of his employment with the Company, he may develop new products, technology, processes, devices, inventions, or methods of production, including but not limited to computer hardware, software or "firmware," and may enhance, improve or perfect existing products, technology, processes, devices, inventions or methods of production (hereinafter collectively referred to as "Inventions"). As partial consideration for the salary, and other benefits provided by the Company to the Employee, Employee hereby agrees that his entire work product while in the employ of the Company, including any Inventions, is the exclusive property of the Company. Employee also agrees to cooperate fully with the Company and to do whatever acts are reasonably necessary in order to obtain United States or foreign letters patent or copyrights, or both, and to vest the entire right and title thereto in the Company. Employee further agrees that the Company shall have the royalty- free right to use in its business, and to make, use, and sell such Inventions whether or not patentable, regardless of whether they are conceived or made by the Employee during the hours which he is employed by the Company or with the use of or assistance of the Company's facilities, materials or personnel.

           Except as required in his duties to the Company, Employee will never, directly or indirectly, use, disseminate, disclose, lecture upon, or publish articles concerning any Confidential Information without the prior written consent of the Company.

           Upon termination of his employment with the Company, all documents, records, notebooks, and similar repositories of or containing Confidential Information, including copies thereof, then in Employee's possession, whether prepared by Employee or others, will be left with the Company, and no copies thereof will be retained by the Employee.

           It is agreed that any breach of this section of the Agreement will cause immediate irreparable harm to the Company and monetary damages would be difficult if not impossible to ascertain. Therefore, the parties agree that upon any breach or threatened breach of any covenant in this section that the Company may obtain from the district court for the City and County of Denver, Colorado, or any other court of competent jurisdiction, an appropriate restraining order, preliminary injunction or other form of equitable relief with respect thereto. Nothing contained herein shall affect the right of the Company to seek and obtain monetary damages in addition to or substitution for such equitable relief.

     VII. NONCOMPETE. During the term of this Agreement and for a period of one year after termination, the Employee will not, directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business which is similar to the type of business conducted by the Company and which conducts such business or sells its products within and to the same market as the Company's market at the time of the termination or expiration of this Agreement. Employee certifies that his employment with the Company will not breach a previous employment agreement. Employee agrees not to engage in the unauthorized use of the proprietary assets of others during the term of his employment by the Company. Employee agrees not to enter into any other employment agreement, oral or written, which will run concurrently, in whole or in
part, with Employee's employment by the Company.            It is agreed
that any breach of this section of the Agreement will cause immediate irreparable harm to the Company and monetary damages would be difficult if not impossible to ascertain. Therefore, the parties agree that upon any breach or threatened breach of any covenant in this section that the Company may obtain from the district court for the City and County of Denver, Colorado, or any other court of competent jurisdiction, an appropriate restraining order, preliminary injunction or other form of equitable relief with respect thereto. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages, costs, and attorney fees.

           The foregoing agreement not to compete shall not be held invalid because of the scope of the territory or the actions restricted thereby, or the period of time within which such agreement is operative; but any judgment by a court of competent jurisdiction may define the maximum territory and action subject to, and restricted by, this paragraph and the period of time during which such agreement is enforceable.

           Notwithstanding the foregoing, in the event of a Change of Control, as hereinafter defined, not recommended by a majority of the Board of the Company as constituted prior to the Change of Control Date, this noncompete agreement shall terminate upon the Change of Control Date.

     VIII. TERMINATION OF EMPLOYMENT.

           A. TERMINATION BY MUTUAL AGREEMENT. The Company and Employee may agree to terminate this Agreement on terms and conditions mutually acceptable to them as of the date of termination.

           B. DEATH. In the event of Employee's death, the Company shall pay to any beneficiary designated by Employee or, if no such beneficiary has been designated, to his estate, an amount equal to the then annual base salary for one (1) year, together with any bonuses which the Company's board of directors shall determine in its sole discretion to be due and payable to Employee. If Employee's beneficiary or estate receives any proceeds from any life insurance policies paid for by the Company, the payments of annual base salary and bonuses shall be reduced by the amount of such proceeds from such life insurance policies.

           C. DISABILITY. If Employee becomes disabled during the term of employment, the Company, at its option, may thereafter, upon written notice to Employee or Employee's personal representative, terminate the employment. Employee shall thereafter be eligible to receive disability benefits under the Company's standard employee disability insurance policy like any other employee.

           D. INVOLUNTARY TERMINATION. If prior notice is given of any INVOLUNTARY TERMINATION as defined herein, Employee, if requested by the Company, shall continue to render his services and shall be paid the then annual base salary up to the date of such INVOLUNTARY TERMINATION, any bonuses which the Company's Board of Directors shall determine in its sole discretion to be due and payable to Employee, and the SEVERANCE AMOUNT as provided herein.

           E. DEFINITIONS. All the terms defined in this Section shall have the meanings given below throughout this Agreement.

                1. "CHANGE OF CONTROL" shall be deemed to have occurred if:

                     a. any "person," including a "group" as determined in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act"), becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities;

                     b. as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company;

                     c. the Company is merged or consolidated with another corporation and, as a result of the merger or consolidation, less than 80% of the outstanding voting securities of the surviving or resulting corporation is then owned in the aggregate by the former stockholders of the Company;

                     d. a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities; or

                     e. the Company transfers substantially all of its assets to another corporation which is not a wholly-owned subsidiary of the Company.

                2. "DISABILITY" shall mean mental or physical illness or condition rendering Employee incapable of performing Employee's normal duties with the Company.

                3. "INVOLUNTARY TERMINATION" shall mean any termination except:

                     a.   VOLUNTARY TERMINATION;

                     b.   termination by mutual agreement; or

                     c.   any termination as a result of death,
disability, or normal retirement pursuant to a retirement plan to which Employee was subject prior to any CHANGE OF CONTROL.

                4.   "SEVERANCE AMOUNT" is equal to:

                     a. in the case of an INVOLUNTARY TERMINATION which occurs after a CHANGE OF CONTROL, an amount equal to Employee's Annual Base Salary for six months, payable immediately upon termination; and

                     b. in the case of an INVOLUNTARY TERMINATION which does not occur after a Change of Control, an amount equal to Employee's Annual Base Salary for six months, payable ratably on regular bi-weekly payroll dates, over a six-month period;

                5. "VOLUNTARY TERMINATION" shall mean any termination which results from a resignation or an early retirement by the Employee.

                6. "VOTING SECURITIES" shall mean any securities which ordinarily possess the power to vote in the election of directors without the occurrence of any pre-condition or contingency other than the passage of time.

           F. SECTION 280G PAYMENT REDUCTION. It is the intention of the parties that the SEVERANCE AMOUNT payments under this Agreement shall not constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, and any regulations thereunder. If the independent accountants acting as auditors for the Company prior to the date of a CHANGE OF CONTROL (or another accounting firm designated by them) determine that the SEVERANCE AMOUNT payments under this Agreement may constitute "excess parachute payments," the payments may be reduced to the maximum amount which may be paid without the payments being "excess parachute payments." The determination shall take into account (i) whether the payments are "parachute payments" under
Section 280G and, if so, (ii) the amount of payments under this Agreement that constitutes reasonable compensation under Section 280G. Nothing contained in this Agreement shall prevent the Company after a CHANGE OF CONTROL from agreeing to pay Employee compensation or benefits in excess of those provided in this Agreement.

           G. MEDICAL AND DENTAL BENEFITS AFTER TERMINATION. If Employee's employment by the Company or any subsidiary or successor of the Company is terminated because of DISABILITY, VOLUNTARY TERMINATION, or INVOLUNTARY TERMINATION, then to the extent that Employee or any of Employee's dependents may be covered under the terms of any medical and dental plans of the Company (or any subsidiary) for active Employees immediately prior to the termination, Employee may, at his option, continue coverage under such medical and dental plans, or equivalent plans offered by the Company, for himself and those dependents until Employee's death. The coverages may be procured directly by the Company (or any subsidiary, if appropriate) apart from, and outside of the terms of, the plans themselves; provided that Employee and Employee's dependents comply with all of the conditions of the medical or dental plans. In consideration for the Company's efforts in procuring these benefits, Employee shall pay the entire cost of such coverage, including what is typically considered the Employer's portion.

     IX.   LIFE INSURANCE.

           A. STANDARD GROUP LIFE INSURANCE. The Company shall provide Employee with personal life insurance in accordance with the terms of the Company's Group Life Insurance Policy, which currently provides life insurance benefits for each employee in the amount of twice their annual salary up to the maximum amount provided in the policy. In addition, the Company will procure, or reimburse Employee for the cost of $100,000 in term life insurance on Employee's life payable to a beneficiary chosen by Employee.

           B. KEY MAN LIFE INSURANCE. Employee hereby consents to the purchase by the Company, at the Company's option, of one or more Key Man life insurance policies on Employee's life naming the Company or its designee as beneficiary (the "Key Man Policies"); provided, however, that the Company shall not be required to obtain such insurance. Employee agrees that he shall take any reasonable actions which may be requested by the Company, and otherwise fully cooperate with the Company, in its efforts to purchase and maintain the Key Man Policies. The Key Man Policies will be owned by the Company and the proceeds made payable to the Company or its designee. If purchased by the Company, the Key Man Policies shall be for the purpose of providing funds necessary to obtain a replacement for Employee and for any other reasonable business purpose as may determined by the Company in amounts sufficient to accomplish their intended purpose.

     X. DIRECTORS AND OFFICERS INSURANCE. The Company shall procure Directors and Officers liability insurance coverage on all directors and officers in such an amount as the Company deems reasonable and necessary under the circumstances.

     XI. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail to Employee's residence in the case of Employee or to its principal office in the case of the Company.

     XII. WAIVER. The waiver of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement. No waiver shall be valid unless in writing and executed by the party to be charged therewith.

     XIII. SEVERABILITY/MODIFICATION. In the event that any clause or provision of this Agreement shall be determined to be invalid, illegal or unenforceable, such clause or provision may be severed or modified to the extent necessary, and, as severed and/or modified, this Agreement shall remain in full force and effect.

     XIV. ASSIGNMENT. Except for a transfer by will or by the laws of descent or distribution, Employee's right to receive payments or benefits under this Agreement shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise. In the event of any attempted assignment or transfer contrary to this paragraph, the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

           Employee acknowledges that the services to be rendered under this Agreement are unique and personal. Accordingly, Employee may not assign such duties or obligations under this Agreement.

     XV. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns (including, without limitation, any company into or with which the Company may merge or consolidate). The Company agrees that it will not effect the sale or other disposition of all or substantially all of its assets unless either
(i) the person or entity acquiring the assets or a substantial portion of the assets shall expressly assume by an instrument in writing all duties and obligations of the Company under this Agreement or (ii) the Company shall provide, through the establishment of a separate reserve for the payment in full of all amounts which are or may reasonably be expected to become payable to Employee under this Agreement.

     XVI. ENTIRE AGREEMENT. This instrument contains the entire agreement concerning the employment arrangement between the parties and shall, as of the effective date hereof, supersede all other such agreements between the parties provided, however, that nothing in this Agreement shall prevent the Company from granting additional or special compensation or benefits to Employee after the date of execution of this Agreement. This Agreement may not be amended except by an agreement in writing signed by both parties. Nothing in this paragraph shall be deemed to modify or amend the Settlement Agreement nor any agreements or instruments entered into between the parties hereto as a result of that Settlement Agreement.

     XVII. GOVERNING LAW AND JURISDICTION. This Agreement shall be interpreted, construed, and enforced under the laws of the State of Colorado. The courts and authorities of the State of Colorado shall have sole jurisdiction and venue over all controversies which may arise with respect to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year indicated above.

                                 THE COMPANY:

                                 VARI-L COMPANY, INC.

                                 By:/s/ David G. Sherman
                                      David G. Sherman,
                                      President

                                 EMPLOYEE:

                                 /s/Jon L. Clark
                                 Jon L. Clark